SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
                               __________________

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 22, 2004

                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    0-22818                 22-3240619
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(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)         Identification No.)


   58 South Service Road
   Melville, New York                                              11747
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   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (631) 730-2200
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On April 30, 2004, The Hain Celestial Group, Inc. ("Hain" or the "Registrant") announced that it has amended and restated its credit facility, increasing the commitments from $240,000,000 to $300,000,000 and providing for an uncommitted $50,000,000 accordion feature, under which the facility may be increased to $350,000,000. The maturity has also been extended from March 29, 2005, to April 22, 2009.

     On April 30, 2004, Hain issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. In addition to announcing the amended and restated credit facility, the press release also announced pricing adjustments and financial guidance for Hain's third fiscal quarter.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

     (10.1) Amended and Restated Credit Agreement dated April 22, 2004, by and among the Registrant and Fleet National Bank, as administrative agent, SunTrust Bank and KeyBank National Association, as co-syndication agents, HSBC Bank USA and First Pioneer Farm Credit, ACA, as co-documentation agents, and the lenders party thereto.

     (99.1) Press release of Hain dated April 30, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE HAIN CELESTIAL GROUP, INC.




Dated:  April 30, 2004             By:  /s/ Ira J. Lamel
                                        --------------------------------------
                                        Ira J. Lamel
                                        Executive Vice President and Chief
                                        Financial Officer



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                                  EXHIBIT INDEX


Number              Description
------              -----------

(10.1) Amended and Restated Credit Agreement dated April 22, 2004, by and among the Registrant and Fleet National Bank, as administrative agent, SunTrust Bank and KeyBank National Association, as co-syndication agents, HSBC Bank USA and First Pioneer Farm Credit, ACA, as co-documentation agents, and the lenders party thereto.

(99.1)              Press release of Hain dated April 30, 2004.